PPG INDUSTRIES, INC.

					  POWER OF ATTORNEY

	Know all men
by
these presents, that the undersigned hereby constitutes and appoints each of James C. Diggs, Keith L. Belknap, Jr., and Thomas L. Butera, and
J. C.
Clifton, signing singly, the undersigned's true and lawful

attorney-in-fact, to:

	(1)  execute for and on behalf of the

undersigned, in the undersigned's capacity as an officer of PPG
Industries,
Inc. (the "Company"), any forms required to be, or which may be, filed with the Securities and Exchange Commission, Washington, D.C., in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

	(2)  do and perform any and all acts
for and on behalf of
the undersigned which may be necessary or desirable to complete and execute any such forms and timely file such forms with the United States Securities and Exchange Commission and stock exchange or similar authority; and


	(3)  take any other action of any type
whatsoever in connection with the
foregoing which, in the opinion of such
attorney-in-fact may be of benefit
to, in the best interest of, or
legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.


	The undersigned hereby grants
to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the

Securities Exchange Act of 1934.

	This Power of Attorney shall
remain
in full force and effect until the undersigned is no longer required to file any forms with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused

this Power of Attorney to be executed as of this 16th day of February,

2006.

						 /s/ Kevin F. Sullivan
							KEVIN F. SULLIVAN